UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 28, 2006 (July 25, 2006)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 S. MoPac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2006, SigmaTel, Inc., a Delaware corporation (“SigmaTel”), and Integrated Device Technology Inc., a Delaware corporation (“IDT”) entered into an Asset Purchase Agreement (“Agreement”), pursuant to which SigmaTel agreed to sell (the “Asset Sale”) to IDT certain assets related to its PC Audio product line (the “Business”). Under the terms of the Agreement, SigmaTel expects to receive aggregate consideration of approximately $80 million, which is subject to certain post-closing adjustments, and consists of $72.0 million in cash, an estimated $5.0 million in accounts receivable of the Business which are being retained by SigmaTel, and an estimated $3.0 million in accounts payable of the Business being assumed by IDT. $7,200,000 of the purchase price will be deposited into an escrow account upon closing for purposes of settling indemnification claims for the one-year period following the closing.

In connection with the Asset Sale, SigmaTel and IDT will enter into several ancillary agreements, including a transition services agreement designed to ensure a smooth transition of the Business to IDT, and an intellectual property license agreement pursuant to which IDT will receive rights to certain intellectual property being retained by SigmaTel related to the Business.

SigmaTel has made customary representations and warranties and covenants in the Agreement, agreeing, among other things, for a period following the Asset Sale, not to compete with the Business.

Consummation of the Asset Sale is subject to customary closing conditions. The waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976, applicable to the Asset Sale, has expired. The Boards of Directors of SigmaTel and IDT have approved the Agreement and the Asset Sale.

The foregoing description of the Agreement and Asset Sale does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 hereto.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 25, 2006, Kenneth P. Lawler resigned from the Board of Directors of SigmaTel. Mr. Lawler’s decision to resign was not a result of any disagreement with SigmaTel, nor any matter relating to SigmaTel’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated July 25, 2006, by and between SigmaTel and IDT

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2006

SIGMATEL, INC.

By:	/S/ Ross A. Goolsby
Ross A. Goolsby
Vice President of Finance,
Chief Financial Officer and Secretary

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EXHIBIT INDEX

EXHIBIT NO.
2.1	Asset Purchase Agreement, dated July 25, 2006, by and between SigmaTel and IDT

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